Exhibit 23.5

DeGolyer and

MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 7524

October 8, 2024

Swiftmerge Acquisition Corp.

4318 Forman Ave

Toluca Lake, CA 91602

Ladies and Gentlemen:

We hereby consent to the references to DeGolyer and MacNaughton, to the inclusion of our estimates of reserves contained in the report of third party dated August 19, 2024, and to the specific references to DeGolyer and MacNaughton as an independent petroleum engineering firm that appear in the Registration Statement on Form S-4 of Swiftmerge Acquisition Corp.

Very truly yours,

/s/ DeGOLYER and MacNAUGHTON
DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716